UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   September 25, 2008
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                      Presidential Realty Corporation
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          (Exact name of registrant as specified in its charter)

         DELAWARE                1-8594              13-1954619
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(State or other jurisdiction   (Commission         (I.R.S. Employer
     of incorporation)          File Number)     Identification Number)

180 South Broadway, White Plains, New York            10605
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(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code   (914) 948-1300
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                  No change since last Report
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities
       Act (17CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17CFR240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))







ITEM 1.01   Entry into a Material Definitive Agreement and
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ITEM 2.01   Completion of Acquisition or Disposition of Assets
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Sale of Towne House Apartments. On September 25, 2008, Presidential Realty
Corporation completed the sale of 42 cooperative apartment units at Towne House Apartments located at 60-70 Locust Avenue, New Rochelle, New York pursuant to a contract of sale dated June 30, 2008 with 60-70 Locust LLC. (the Purchaser) for a sales price of $3,450,000. There was no material relationship between Presidential and the Purchaser. The gain from sale for financial reporting purposes was approximately $2,813,000 and the net cash proceeds from the sale were approximately $3,350,000.








                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 30, 2008           PRESIDENTIAL REALTY CORPORATION



                                    By: /s/ Elizabeth Delgado
                                        -----------------------
                                        Elizabeth Delgado
                                        Treasurer